UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021 (September 16, 2021)

DEEP GREEN WASTE & RECYCLING, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-56190	30-1035174
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13110 NE 177th Place, Suite 293, Woodinville, WA 98072

(833) 304-7336

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	DGWR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2017, the Company acquired Compaction and Recycling Equipment, Inc. (“CARE”) for the purchase price of $902,700.  $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810 (the “CARE Note”). On this same date, the Company purchased Columbia Financial Services, Inc, (“CFSI”) for the purchase price of $597,300. $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190 (the “CFSI Note”). Both CARE and CFSI were owned by Gordon Boorse (hereinafter “Boorse”) at the time of closing.

On July 25, 2018, the Company delivered a claim to Boorse pertaining to the historical net income figures provided to the Company by Boorse for purposes of calculating the purchase price.

On September 16, 2021, the Company entered into a Release and Settlement Agreement (the “Settlement Agreement”) with Boorse. Under the terms of the Settlement Agreement, the Company shall abandon all claims against Boorse with respect to its purchase of CARE and CFSI, and Boorse shall forgive the outstanding principal and interest due under the CARE and CFSI Notes.

(d) Exhibits.

Exhibit No.	Description
99.1	Release and Settlement Agreement between Deep Green Waste & Recycling, Inc. and Gordon Boorse
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP GREEN WASTE & RECYCLING, INC.

Date: September 21, 2021	By:	/s/ Lloyd Spencer
Lloyd Spencer
Chief Executive Officer

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